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                                                                    EXHIBIT 23.7

               Consent of Ernst & Young LLP, Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 20, 1999, included in the Joint Proxy Statement/Prospectus of Infoseek Corporation that is made a part of the Registration Statement (Form S-4) and Joint Proxy Statement/Prospectus of The Walt Disney Company for the registration of shares of go.com Common Stock of The Walt Disney Company.

                                          /s/ Ernst & Young LLP

San Jose, California
September 27, 1999